Exhibit 10.1

AMENDMENT NO. 2 TO THE
SECOND AMENDED AND RESTATED ADVISORY SERVICES AGREEMENT

AMENDMENT NO. 2 to the SECOND AMENDED AND RESTATED ADVISORY SERVICES AGREEMENT, dated as of May 11, 2006, among SECURITY CAPITAL CORPORATION, a Delaware corporation (“Security Capital”), and CAPITAL PARTNERS, INC., a Connecticut corporation (“Capital Partners”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Advisory Services Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Security Capital and Capital Partners entered into that certain Second Amended and Restated Advisory Services Agreement, dated as of December 23, 2005, and effective as of January 1, 2006, as amended by Amendment No. 1 (as amended, the “Advisory Services Agreement”), pursuant to which Capital Partners has agreed, among other things, to continue, from and after January 1, 2006, to provide advisory services to Security Capital and its subsidiaries in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy;

WHEREAS, Security Capital is engaged in a formal sale process for the Sale of Security Capital in an effort to maximize stockholder value by seeking for its stockholders the highest price reasonably attainable for Security Capital; and

WHEREAS, pursuant to the Advisory Services Agreement, the Board of Directors of Security Capital (the “Board”) has assigned Capital Partners, and its President and Chief Executive Officer, the responsibility to manage the formal sale process; and

WHEREAS, pursuant to the Advisory Services Agreement, in certain circumstances, upon the consummation of a Sale of Security Capital, Security Capital is required to pay to Capital Partners an Incentive Sales Bonus; and

WHEREAS, pursuant to the Advisory Services Agreement, Capital Partners’ right to receive the Inventive Sales Bonus terminates if a Sale of Security Capital is not consummated on or before June 30, 2006 (the “Current Incentive Sales Bonus Termination Date”); and

WHEREAS, the Board does not expect a Sale of Security Capital to be consummated on or before the Current Incentive Sales Bonus Termination Date; and

WHEREAS, the Current Incentive Sales Bonus Termination Date may be extended beyond June 30, 2006 if a majority of the independent directors on the Board, in their sole discretion, determine that such Current Incentive Sales Bonus Termination Date should be so extended; and

WHEREAS, the Compensation Committee of the Board, the Audit Committee of the Board, and the full Board, a majority of the members of which are independent directors, have unanimously determined, after considering all of the facts and circumstances, that the Advisory Services Agreement should be amended to extend the Current Incentive Sales Bonus

Termination Date to September 30, 2006, and that such amendment is in the best interests of Security Capital and all of its stockholders; and

WHEREAS, Security Capital and Capital Partners desire to amend the Advisory Services Agreement to reflect such matters.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound, to amend the Advisory Services Agreement, as follows:

1.             Each reference to “June 30, 2006” in Section 7 of the Advisory Services Agreement is hereby deleted and replaced with “September 30, 2006”.

2.             Except as expressly set forth herein, this amendment to the Advisory Services Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Advisory Services Agreement, all of which shall remain in full force and effect. This amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This amendment shall be governed by and construed in accordance with the laws of the State of Connecticut.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed as of the date first above written.

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
	Name:	William R. Schlueter
	Title:	Senior Vice President, CFO, Assistant
Secretary and Treasurer

CAPITAL PARTNERS, INC.

By:	/s/ Brian D. Fitzgerald
	Name:	Brian D. Fitzgerald
	Title:	President